Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

January 30, 2024

BIOLASE, Inc.

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

Re: BIOLASE, Inc. Registration Statement on Form S-1 (File No. 333-276596)

Dear Ladies and Gentlemen:

We have acted as U.S. securities counsel to BIOLASE, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-276596) (as amended through the date hereof, the “Registration Statement”) relating to the registration by the Company of (i) up to $7,480,000 of units (“Units”), with each Unit consisting of (A) one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (B) one warrant (each, a “Common Warrant” and collectively, the “Common Warrants”) to purchase one share of Common Stock, each such Common Warrant being exercisable from time to time for one share of Common Stock (the “Common Warrant Shares”); (ii) up to $7,480,00 of pre-funded units (the “Pre-Funded Units”), with each Pre-Funded Unit consisting of (A) one pre-funded warrant (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”), each such Pre-Funded Warrant being exercisable from time to time for one share of Common Stock (the “Pre-Funded Warrant Shares”), and (B) one Common Warrant, (iii) the Pre-Funded Warrant Shares, and (iv) the Common Warrant Shares. The Units, Shares, Common Warrants, Common Warrant Shares, Pre-Funded Units, Pre-Funded Warrants and Pre-Funded Warrant Shares are collectively referred to herein as the “Securities”. The Securities will be sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) between the Company and certain investors identified on the signature pages thereto (collectively, the “Investors”). As noted in the Registration Statement, for each Pre-Funded Unit sold, the number of Units sold will be decreased on a one-for-one basis. The Common Warrants and the Pre-Funded are being issued pursuant to the terms of that certain warrant agency agreement (the “Warrant Agency Agreement”) to be entered into by and among the Company, Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate Computershare Trust Company, N.A., a federally chartered trust company (together with Computershare, the “Warrant Agent”), the form of which Warrant Agency Agreement has been, or will be, filed as Exhibit 4.8 to the Registration Statement.

In our capacity as counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed, including, but not limited to, the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), the Common Warrants, the Pre-Funded Warrants and the Warrant Agency Agreement. In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Blank Rome LLP | blankrome.com

BIOLASE, Inc.

January 30, 2024

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1.

When the Units are issued and delivered and paid for (i) in accordance with the terms of the Purchase Agreement, and (ii) in accordance with and in the manner described in the Registration Statement, the Units will be legally binding obligations of the Company enforceable in accordance with their terms.

2.

When the Pre-Funded Units are issued and delivered and paid for (i) in accordance with the terms of the Purchase Agreement, and (ii) in accordance with and in the manner described in the Registration Statement, the Pre-Funded Units will be legally binding obligations of the Company enforceable in accordance with their terms.

3.

The Shares have been duly authorized for issuance and, when issued, delivered and paid for as contemplated in the Purchase Agreement and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

4.

When the Common Warrants are issued, delivered and paid for, as contemplated in the Purchase Agreement and the Registration Statement, the Common Warrants will constitute valid and binding obligations of the Company.

5.

When the Pre-Funded Warrants are issued, delivered and paid for, as contemplated in the Purchase Agreement and the Registration Statement, the Pre-Funded Warrants will constitute valid and binding obligations of the Company.

6.

The Common Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise of the Common Warrants in accordance with the terms therein, the Common Warrant Shares will be validly issued, fully paid and non-assessable.

7.

The Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor upon the exercise of the Pre-Funded Warrants in accordance with the terms therein, the Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

1.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited (i) to the laws of the State of Delaware as in effect on the date hereof and (ii) as to the Common Warrants and the Pre-Funded Warrants constituting valid and binding obligations of the Company, the applicable laws of the State of New York in effect on the date hereof that, in our experience, are normally applicable to transactions of the type contemplated by the Common Warrants and the Pre-Funded Warrants. We express no opinion with respect to the laws of any other jurisdiction.

Blank Rome LLP | blankrome.com

BIOLASE, Inc.

January 30, 2024

2.

Our opinions are subject to, and may be limited by, (i) applicable bankruptcy, reorganization, insolvency, conservatorship, moratorium, fraudulent conveyance, fraudulent transfer, and similar laws and court decisions affecting the rights and remedies of creditors and secured parties generally, and (ii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

3.

Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

4.

We express no opinion as to any provision of the Common Warrants and the Pre-Funded Warrants that: (i) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (ii) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (iii) restricts non-written modifications and waivers, (iv) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (v) relates to exclusivity, election or accumulation of rights or remedies, (vi) authorizes or validates conclusive or discretionary determinations, or (vii) provides that provisions of the Common Warrants and the Pre-Funded Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

5.

We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law or jurisdiction provided for in the Common Warrants and Pre-Funded Warrants.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

/s/ BLANK ROME

BLANK ROME LLP

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